UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2015, Enphase Energy, Inc. (the “Company”) announced the resignation of Jeff Loebbaka, the Company’s Senior Vice President of Worldwide Sales, Marketing and Support, effective as of August 10, 2015. Mr. Loebbaka’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Loebbaka is expected to remain as a non-executive employee of the Company to assist with the transition of his responsibilities to other members of Company management until December 31, 2015 (the “Scheduled Separation Date”). The Company has begun a search for a permanent replacement. In accordance with the Company’s Severance and Change in Control Benefit Plan (the “Severance Plan”) previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, Mr. Loebbaka will be entitled to receive the following severance benefits:

(i)	a lump sum cash payment equal to 50% of Mr. Loebbaka’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect on the Scheduled Separation Date;

(ii)	an accrued bonus payment equal to the product of (A) Mr. Loebbaka’s target annual bonus under the Company’s annual bonus plan, a summary of which was previously filed on June 19, 2015 with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K (the “2015 Bonus Plan”) calculated at 100% of target levels as specified in the 2015 Bonus Plan and (B) a fraction, the numerator of which is the number of days in such fiscal year in which Mr. Loebbaka was employed by the Company preceding and including the Scheduled Separation Date and the denominator of which is the number of calendar days in such fiscal year;

(iii)	six months of continued healthcare coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; and

(iv)	an extension to the post-separation exercise period of all outstanding vested stock options as of the Scheduled Separation Date until the first anniversary of the Scheduled Separation Date.

Each of the foregoing benefits is subject to Mr. Loebbaka’s delivery to the Company of a release of claims on or within 60 days after his final separation date and allowing the release to become effective.

The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2015	ENPHASE ENERGY, INC.

	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer